FY20 Fourth Quarter March 12,2020

Genesco Inc. FY20 Q4 Earnings Summary Results and Guidance March 12, 2020

Safe Harbor Statement This presentation contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses (including, without limitation, sales, expenses, margins and earnings) and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to estimates and projections reflected in forward-looking statements, including the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the timing and amount of any share repurchases by the Company; the imposition of tariffs on products imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union and other sources of weakness in the U.K. market; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.;weakness in the consumer economy and retail industry; competition and fashion trends in the Company's markets; weakness in shopping mall traffic; risks related to the potential for terrorist events; risks related to public health and safety events, including for example, the COVID-19 coronavirus outbreak which began in 2019; changes in buying patterns by significant wholesale customers; the Company's ability to continue to complete and integrate acquisitions, expand its business and diversify its product base; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor of certain leases; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to open additional retail stores and to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to eliminate stranded costs associated with dispositions; the Company’s ability to realize anticipated cost savings, including rent savings; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements. 3

Non-GAAP Financial Measures The Company reports consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). However, to supplement these consolidated financial results the Company’s presentation includes certain non-GAAP financial measures such as earnings and earnings per share and operating income. This supplemental information should not be considered in isolation as a substitute for related GAAP measures. The Company believes that disclosure of earnings and earnings per share from continuing operations and operating income adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results. Reconciliations of the non- GAAP supplemental information to the comparable GAAP measures can be found in the Appendix. 4

Key Earnings Highlights Q4 FY20 Quarter 4 Quarter 4 February 1, 2020 February 2, 2019(1) Total Net Sales Change 0% (2)% Comparable Sales 1% 4% Gross Margin % 46.9% 46.7% Selling and Admin. Expenses % 38.5% 38.9% Operating Income % (2) GAAP 6.7% 7.5% Non-GAAP 8.8% 8.7% Earnings per Diluted Share (2) GAAP $2.49 $1.53 Non-GAAP $3.09 $2.18 (1) 13 weeks in FY19 vs 14 weeks in FY18. (2) See GAAP to Non-GAAP adjustments in appendix. 5

Key Earnings Highlights YTD FY20 Fiscal Year Ended Fiscal Year Ended February 1, 2020 February 2, 2019(1) Total Net Sales Change 0% 3% Comparable Sales 3% 5% Gross Margin % 48.4% 47.8% Selling and Admin. Expenses % 44.0% 44.0% Operating Income % (2) GAAP 3.8% 3.7% Non-GAAP 4.5% 4.1% Earnings per Diluted Share (2) GAAP $3.94 $2.63 Non-GAAP $4.58 $3.28 (1) 52 weeks in FY19 vs 53 weeks in FY18. (2) See GAAP to Non-GAAP adjustments in appendix. 6

Comparable Sales Q4 FY20 Quarter 4 Feb. 1, Feb. 2, 2020 2019 Journeys Group 1% 7% Schuh Group 3% (8)% Johnston & Murphy Group (3)% 4% Total Comparable Sales 1% 4% Same Store Sales (2)% 3% Comparable Direct Sales 19% 10% 7

Sales by Segment Q4 FY20 and FY19 Net Sales $677.6 million Net Sales $675.5 million 2% 2% FY20 FY19 13% Journeys Group 13% Journeys Group Schuh Group Schuh Group 16% 16% Johnston & Murphy Johnston & Murphy Group Group 69% Licensed Brands 69% Licensed Brands 8

Sales by Segment YTD FY20 and FY19 Net Sales $2.2 billion Net Sales $2.2 billion 3% 3% FY20 FY19 14% 14% Journeys Group Journeys Group Schuh Group Schuh Group 17% 18% Johnston & Murphy Johnston & Murphy Group Group 66% Licensed Brands 65% Licensed Brands 9

Adjusted Operating Income by Segment Q4 FY20(1) ($ in millions) Quarter 4 - February 1, 2020 Quarter 4 - February 2, 2019 Oper Inc Adj Oper Oper Inc Adj Oper (Loss) Adjust Inc (Loss) (Loss) Adjust Inc (Loss) Journeys Group $ 55.7 $ - $ 55.7 $ 56.1 $ - $ 56.1 Schuh Group 5.7 - 5.7 4.1 - 4.1 Johnston & Murphy Group 7.4 - 7.4 9.7 - 9.7 Licensed Brands (0.8) - (0.8) (0.1) - (0.1) Corporate and Other (22.5) 14.0 (8.5) (19.2) 7.9 (11.3) Total Operating Income $ 45.3 $ 14.0 $ 59.3 $ 50.6 $ 7.9 $ 58.5 % of sales 6.7% 8.8% 7.5% 8.7% (1) See GAAP to Non-GAAP adjustments in appendix. 10

Adjusted Operating Income by Segment YTD FY20(1) ($ in millions) Fiscal Year Ended - Feb. 1, 2020 Fiscal Year Ended - Feb. 2, 2019 Oper Inc Adj Oper Oper Inc Adj Oper (Loss) Adjust Inc (Loss) (Loss) Adjust Inc (Loss) Journeys Group $ 114.9 $ - $ 114.9 $ 100.8 $ - $ 100.8 Schuh Group 4.7 - 4.7 3.8 - 3.8 Johnston & Murphy Group 17.7 - 17.7 20.4 - 20.4 Licensed Brands (0.7) - (0.7) (0.5) - (0.5) Corporate and Other (53.3) 15.8 (37.4) (42.6) 8.9 (33.8) Total Operating Income $ 83.3 $ 15.8 $ 99.2 $ 81.8 $ 8.9 $ 90.7 % of sales 3.8% 4.5% 3.7% 4.1% (1) See GAAP to Non-GAAP adjustments in appendix. 11

Inventory/Sales Change by Segment Q4 FY20 ($ in millions) Feb. 1, 2020 Q4 FY20 Segment Inventory/Sales Inventory Sales Journeys Group 1% 1% Schuh Group (1) 15% 1% Johnston & Murphy Group -14% -4% Licensed Brands 0% -7% Total $ 365 $ 678 % Change from prior year 0% 0% (1) On a constant currency basis. 12

Retail Stores Summary Q4 FY20 Nov 2, Feb. 1, 2019 Open Close 2020 Journeys Group 1,182 2 13 1,171 Journeys stores (U.S.) 859 2 8 853 Journeys stores (Canada) 46 - - 46 Journeys Kidz stores 237 - 4 233 Little Burgundy 40 - 1 39 Schuh Group 131 - 2 129 Johnston & Murphy Group 179 1 - 180 Total Stores 1,492 3 15 1,480 13

Retail Square Footage Q4 FY20 Square feet in thousands Nov 2, Net Feb. 1, Square Footage: 2019 Change 2020 % Change Journeys Group 2,332 (16) 2,316 -0.7% Schuh Group 643 (14) 629 -2.2% Johnston & Murphy Group 341 1 342 0.3% Total Square Footage 3,316 (29) 3,287 -0.9% Year over year change in retail inventory per square foot 9% 5% 14

FY21 Outlook(1) Note: See earnings call transcript for important details regarding guidance assumptions $4.90 - $5.40 per share, expectations Non-GAAP EPS near mid-point Total Sales 3% to 6% Comparable Sales -1% to +2% Gross Margin 30 to 50 basis points reduction SG&A Expense 20 to 40 basis points leverage Tax Rate ~ 26.5% $60 to 65 million CapEx Includes ~ $15 million for New HQ Depreciation & Amortization ~ $52 million 14.4 million Avg Shares Outstanding (assumes no further repurchases) (1) On a Non-GAAP basis, see GAAP to Non-GAAP adjustments in appendix 15

FY21 Comparable Sales Guidance Guidance Guidance Guidance Guidance Guidance Q1 Q2 Q3 Q4 FY21 Journeys Group (7) - (3)% (3) - 1% 0 - 2% 2 - 4% (1) - 1% Schuh Group 0 - 4% (1) - 3% 1 - 3% 2 - 4% 0 - 3% Johnston & (4) - 0% (4) - 0% 4 - 6% 3 - 5% 0 - 3% Murphy Group Total Genesco (6) - (2)% (3) - 1% 1 - 3% 2 - 4% (1) - 2% 16

FY21 Projected Retail Store Count Actual Proj Proj Proj 2020 Open Close 2021 Journeys Group 1,171 20 14 1,177 Journeys stores (U.S.) 853 10 10 853 Journeys stores (Canada) 46 3 1 48 Journeys Kidz stores 233 5 3 235 Little Burgundy 39 2 - 41 Schuh Group 129 1 4 126 Johnston & Murphy Group 180 11 3 188 Total Stores 1,480 32 21 1,491 Estimated change in square feet 0% 17

FY21 Projection Capital Spending Projection FY21 CapEx $60-65 million 48% New Stores & Remodels 52% Omni-channel, IT, DC & Other FY21 Projection Depreciation = $52 million 18

Appendix

# Non-GAAP Reconciliation – Q4 FY20

GENESCO

| In Thousands (except per share amounts) | Quarter 4 February 1, 2020 Pretax | Net of Tax | Per Share Amounts | February 2, 2019 Pretax | Net of Tax | Per Share Amounts |
|---|---|---|---|---|---|---|
| Earnings from continuing operations, as reported | | $35,515 | $ 2.49 | | $ 29,699 | $1.53 |
| Asset impairments and other adjustments: | | | | | | |
| Impairment charges | $ 1,258 | 965 | 0.07 | $ 2,099 | 1,521 | 0.08 |
| Pension settlement | 11,510 | 8,409 | 0.59 | - | - | 0.00 |
| Gain on lease terminations | (502) | (366) | (0.03) | - | - | 0.00 |
| Acquisition expenses | 2,474 | 1,808 | 0.13 | - | - | 0.00 |
| Gain on sale of Lids building | (586) | (428) | (0.03) | - | - | 0.00 |
| Bonus related to sale of Lids Sports Group | - | - | 0.00 | 5,707 | 4,136 | 0.21 |
| Loss on early retirement of debt | - | - | 0.00 | 597 | 433 | 0.02 |
| Gain on Hurricane Maria | (149) | (110) | (0.01) | - | - | 0.00 |
| Other hurricane losses | - | - | 0.00 | 45 | 33 | 0.00 |
| Total asset impairments and other adjustments | $14,005 | 10,278 | 0.72 | $ 8,448 | 6,123 | 0.31 |
| Income tax expense adjustments: | | | | | | |
| Other tax items | | (1,719) | (0.12) | | 6,537 | 0.34 |
| Total income tax expense adjustments | | (1,719) | (0.12) | | 6,537 | 0.34 |
| Adjusted earnings from continuing operations (1) and (2) | | $44,074 | $ 3.09 | | $ 42,359 | $2.18 |

(1) The adjusted tax rate for the fourth quarter of Fiscal 2020 and 2019 is 25.3% and 27.5%, respectively.

(2) EPS reflects 14.3 million and 19.4 million share count for the fourth quarter of Fiscal 2020 and 2019, respectively, which includes common stock equivalents in each period.

LITTLE BURGUNDY JOHNSTON & MURPHY Bass schuh TRASK Levi's

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# Non-GAAP Reconciliation – YTD FY20

GENESCO

| In Thousands (except per share amounts) | Fiscal Year Ended February 1, 2020 Pretax | Net of Tax | Per Share Amounts | Fiscal Year Ended February 2, 2019 Pretax | Net of Tax | Per Share Amounts |
|---|---|---|---|---|---|---|
| Earnings from continuing operations, as reported | | $61,757 | $ 3.94 | | $ 51,224 | $ 2.63 |
| Asset impairments and other adjustments: | | | | | | |
| Impairment charges | $ 3,095 | 2,261 | 0.14 | $ 4,153 | 3,032 | 0.15 |
| Pension settlement | 11,510 | 8,409 | 0.54 | - | - | 0.00 |
| Gain on lease terminations | (458) | (335) | (0.02) | - | - | 0.00 |
| Acquisition expenses | 2,474 | 1,808 | 0.12 | - | - | 0.00 |
| Gain on sale of Lids building | (586) | (428) | (0.03) | - | - | 0.00 |
| Bonus related to sale of Lids Sports Group | - | - | 0.00 | 5,707 | 4,166 | 0.21 |
| Loss on early retirement of debt | - | - | 0.00 | 597 | 436 | 0.02 |
| Legal and other matters | - | - | 0.00 | 270 | 197 | 0.01 |
| Gain on Hurricane Maria | (187) | (137) | (0.01) | (1,419) | (1,036) | (0.05) |
| Other hurricane losses | - | - | 0.00 | 160 | 117 | 0.01 |
| Total asset impairments and other adjustments | $15,848 | 11,578 | 0.74 | $ 9,468 | 6,912 | 0.35 |
| Income tax expense adjustments: | | | | | | |
| Tax impact for share-based awards | | (54) | 0.00 | | 452 | 0.02 |
| Other tax items | | (1,475) | (0.10) | | 5,399 | 0.28 |
| Total income tax expense adjustments | | (1,529) | (0.10) | | 5,851 | 0.30 |
| Adjusted earnings from continuing operations (1) and (2) | | $71,806 | $ 4.58 | | $ 63,987 | $ 3.28 |

(1) The adjusted tax rate for Fiscal 2020 and 2019 is 26.9% and 27.1%, respectively.

(2) EPS reflects 15.7 million and 19.5 million share count for Fiscal 2020 and 2019, respectively, which includes common stock equivalents in each period.

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